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                                                                    Exhibit 23.5



                  (GRANDALL LEGAL GROUP (SHANGHAI) LETTERHEAD)

                                                               November 20, 2006

SOLARFUN POWER HOLDINGS CO., LTD.
666 Linyang Road
Qidong City, Jiangsu Province
People's Republic of China


Dear Sir or Madam:

We have acted as the People's Republic of China ("PRC") legal counsel to Solarfun Power Holdings Co., Ltd., a company incorporated under the laws of the Cayman Islands (the "Company" or "Solarfun"). In connection with the initial public offering (the "Offering") of American Depositary Shares (the "ADSs") of the Company, and the proposed listing and trading of the ADSs on the Nasdaq Global Market and the public filing of the Company's registration statement on Form F-1 with the U.S. Securities and Exchange Commission (the "Commission"), you have requested us to furnish an opinion as to the matters set forth below. For purposes of this opinion, we have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. In addition, we have considered the PRC laws, rules and regulations that may be relevant to the interpretation of the Rules (as defined below).

1. On August 8, 2006, six PRC regulatory agencies, including the China Securities Regulatory Commission ("CSRC"), the Ministry of Commerce ("MOC") and the State Administration of Foreign Exchange ("SAFE"), promulgated the Rules on the Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the "Rules"), which became effective on September 8, 2006. The Rules clearly require that an offshore special purpose vehicle formed for listing purposes and controlled directly or indirectly by PRC companies or individuals ("SPV") using its shares to acquire an equity interest in a PRC company (i.e., through a share swap) shall obtain the approval of the CSRC prior to the listing and trading of such SPV's securities on an

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overseas stock exchange. However, the Rules do not clearly provide whether an
SPV, such as the Company, using cash to acquire an equity interest in a PRC company, needs to obtain approval from the CSRC prior to the listing and trading of such SPV's securities on an overseas stock exchange.

2. The Company acquired its 100%-owned PRC subsidiary, Jiangsu Linyang Solarfun Co., Ltd. ("Linyang China"), through cash acquisitions of equity interests in Linyang China and obtained all necessary approvals from PRC regulatory agencies, including the MOC and the SAFE, prior to the effective date of the Rules.

3. Based on our understanding of current PRC laws, regulations and the Rules:

     3.1 CSRC has not issued any definitive rules or interpretation concerning whether offerings by an SPV, such as the Company, under this prospectus shall be subject to the above new procedures provided in the Rules;

     3.2 In spite of the above, given that the Company has completed its restructuring through cash acquisition before September 8, 2006, the effective date of the Rules, the Rules do not require an application to be submitted to the CSRC for the approval of the listing and trading of the Company's ADSs on the Nasdaq Global Market, unless the Company is clearly required to do so by possible later rules of the CSRC.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of and references to our name under the captions "Risk Factors", "Regulation", "Enforcement of Civil Liabilities", "Legal Matters" and "Experts" in the prospectus included in the registration statement on Form F-1, filed by Solarfun Power Holdings Co., Ltd., with the Commission under the Securities Act of 1933, as amended.



                                         Sincerely yours,


                                         by: /s/ Grandall Legal Group (Shanghai)
                                             -----------------------------------
                                             Grandall Legal Group (Shanghai)